ConocoPhillips

16930 PARK ROW DR.
SPIRIT ONE, #15-N055
HOUSTON, TX 77084

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your Voting Direction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/COP2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your Voting Direction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your Voting Direction card and return it in the postage-paid envelope we have provided or return it to ConocoPhillips, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D26927-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTING DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CONOCOPHILLIPS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.

		For	Against	Abstain
1.	To approve the issuance of shares of common stock, par value $0.01 per share, of ConocoPhillips to the stockholders of Concho Resources Inc. ("Concho") in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 18, 2020 (as it may be amended from time to time), among ConocoPhillips, Falcon Merger Sub Corp. and Concho.	☐	☐	☐

Note: ConocoPhillips may conduct such other business that may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. D26928-TBD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS [TBD] The stockholder(s) hereby appoint(s) Kelly B. Rose and Shannon Kinney, or any of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ConocoPhillips that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD], Central Time, on [TBD], via live webcast at www.virtualshareholdermeeting.com/COP2021SM, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING DIRECTION CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side